Exhibit 2.5
FAX COVER SHEET

TO	: cemalves@timbrasil.com.br; edneves@timbrasil.com.br
ANALYST	: RITA CREPALDE
FROM	: MIDDLE OFFICE GB&M
COMPANY	: BANCO ABN AMRO REAL S.A.
PHONE	: 3012-6643
FAX	: 5538-6985
Ref.	: OPERATION CONFIRMATION

Dear Sirs:

According to our records, in this date was effected the operation detailed as follows, of which we request the data to be confirmed with signatures and stamps of the legal representatives of the company in the designated space at the end thereof.

CLIENT	: TIM CELULAR AS
CNPJ: 04.206.050/0001-80
OPERATION TYPE	: RESOLUTION 2770
OPENING DATE	: 03/09/09
MATURITY	: 09/08/09
VALUE US$	: 40.000.000,00
TAX	: 3.2% APR

Swap:
AMOUNT R$	TAX DUE DATE	(BANK ASSETS / BANK LIABILITIES)

95,668,000.00	09/08/09	CDI 131% / DOLLAR + 3.2%

Respectfully,

BANCO ABN AMRO REAL S/A

We confirm the operation described above, effected in this date.

In Agreement:	(Appears stamp and signature)
Mário César Pereira de Araújo
President
(stamp and signature(s) of the company)

TIM CELULAR S/A
Marco Chiarucci
Treasury Manager
(Appears signature)